EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-84167 and 333-92797 of Century Builders Group, Inc. on Form S-8 of our report dated April 5 , 2001 appearing in this Annual Report on Form 10-K of Century Builders Group, Inc. for the year ended December 31, 2000.



/S/DELOITTE & TOUCHE LLP
DELOITE & TOUCHE LLP
Miami, Florida
April 16, 2001